                                                         EX-99.(j)(i)




                               CONSENT OF COUNSEL

I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A for The Guardian Bond Fund, Inc. and to the filing of this consent as an exhibit to said Amendment.


                                       /s/ RICHARD T. POTTER, JR.
                                       --------------------------------
                                           Richard T. Potter, Jr.
                                           Vice President and Counsel

New York, New York
April 23, 2002